EXHIBIT 10.2

LICENSE AGREEMENT

THIS AGREEMENT is entered into as of this 9th day of April, 2007 by and among Shelton Technology, LLC, a Michigan limited liability company, Shaotang Chen and Xiaogang Luo (collectively, "LICENSOR") and Advanced Automation Group, LLC, a Delaware limited liability company ("LICENSEE").

WITNESSETH:

WHEREAS, LICENSOR is the owner of the intellectual property and technology identified more fully in Schedule A attached hereto (the "Licensed Property"); and

WHEREAS, LICENSOR has the power and authority to grant to LICENSEE the exclusive, worldwide (the “Licensed Territory”), right, privilege and license to use the Licensed Property in Licensee’s business, including, without limitation, for the purpose of developing, manufacturing and selling products which incorporate or are otherwise based on the Licensed Property (the "Licensed Products”); and

WHEREAS, LICENSEE desires to obtain from LICENSOR the exclusive worldwide right, privilege and license to use the Licensed Property in Licensee’s business, including, without limitation, for the purpose of developing, manufacturing and selling products which incorporate or are otherwise based on the Licensed Property.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

LICENSE

1. LICENSOR hereby grants to LICENSEE for the period beginning on the date hereof and ending on August 31, 2008 (the “Term”), an exclusive, worldwide royalty free right and license to use the Licensed Property in Licensee’s business, including, without limitation, for the purpose of developing, manufacturing, commercializing, promoting, advertising and selling products which incorporate or are otherwise based on the Licensed Property. The license includes, but is not limited to, a license under any and all patents and copyrights and any applications therefore which have been filed or may be filed in the future with respect to the Licensed Property.

2. Subject to Section 21 hereof, all rights and title to and interest in any improvement or enhancement developed or discovered by LICENSEE in connection with the license granted under Section 1 above or LICENSEE’S activities hereunder shall be vested solely in LICENSOR and shall be deemed to be Licensed Property.

3. The foregoing license shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code and any foreign equivalent thereof, a license of rights to “intellectual property” as defined therein. LICENSEE, as licensee of such rights, shall have the rights and elections with respect thereto as specified in the United States Bankruptcy Code and any foreign equivalent thereof. This Agreement shall be deemed to be an “agreement supplemental to” the license for purposes of Section 365(n) and any foreign equivalent thereof. If a bankruptcy proceeding is commenced by or against LICENSOR (or any party comprising LICENSOR) and LICENSOR (or a trustee or other party acting on its behalf) thereafter rejects this Agreement or fails to perform all of its obligations hereunder, then LICENSEE shall be entitled to receive, promptly upon request therefor, a complete duplicate of (or full access to) any such intellectual property and all embodiments thereof.

AUDIT

4. LICENSOR shall have the right, upon at least five (5) days written notice and no more than once per calendar year, to inspect LICENSEE's books and records and all other documents and material in the possession of or under the control of LICENSEE with respect to the subject matter of this Agreement at the place or places where such records are normally retained by LICENSEE. LICENSOR shall have free and full access thereto for such purposes and shall be permitted to be able to make copies thereof and extracts therefrom.

5. All books and records relative to LICENSEE's obligations hereunder shall be maintained and kept accessible and available to LICENSOR for inspection for at least three (3) years after expiration or termination of this Agreement.

6. In the event that an investigation of LICENSEE's books and records is made, certain confidential and proprietary business information of LICENSEE may necessarily be made available to the person or persons conducting such investigation. It is agreed that such confidential and proprietary business information shall be retrained in confidence by LICENSOR and shall not be used by LICENSOR or disclosed to any third party, or without the prior express written permission of LICENSEE unless required by law. It is understood and agreed, however, that such information may be used in any proceeding based on LICENSEE's breach of any of its obligations under this Agreement.

WARRANTIES & OBLIGATIONS

7. LICENSOR hereby represents that except for the purchase option set forth in Section 4 of the Master Agreement (as defined in Section 43 of this Agreement), it is has good and valid title to the Licensed Property, free and clear of all Liens (as hereinafter defined) and there is no claim, litigation, or other proceeding pending or threatened, which could impair, limit, diminish or otherwise impact upon LICENSOR’S right in the Licensed Property or its ability to execute and deliver and perform its obligations hereunder or under this Agreement. For purposes of this Agreement, the term “Liens” shall mean any lien, encumbrance, pledge, option, security interest, right of first refusal, mortgage, charge, of any kind (including any conditional sale agreement) or any subordination arrangement in favor of another person.

8.  LICENSOR further represents and warrants that it has the right and power to grant the licenses granted herein and that there are no other agreements with any other party in conflict herewith.

9. LICENSOR further represents and warrants that (i) none of the Licensed Property infringes any right of any third party (ii) no person is infringing on the rights of LICENSOR in and to any of the Licensed Property and (iii) none of the Licensed Property is in the public domain..

10. LICENSEE agrees that it shall be solely responsible for the manufacture, production, sale and distribution of any Licensed Products and will bear all related costs associated therewith.

NOTICES, QUALITY CONTROL & SAMPLES

11. The licenses granted hereunder are conditioned upon LICENSEE's full and complete compliance with the marking provisions of any applicable trademark, patent and copyright laws of the United States and other countries in the Licensed Territory.

12. The Licensed Products, as well as all promotional, packaging and advertising material relative thereto, shall include all appropriate legal notices are required by LICENSEE.

13. The Licensed Products, shall be of a high quality which is at least equal to comparable products manufactured and marketed by LICENSEE and in conformity with a standard sample approved by LICENSOR.

14. If the quality of a class of the Licensed Products falls below such a production-run quality, as previously approved by LICENSOR, LICENSEE shall use its reasonable best efforts to restore such quality.

15. Prior to the commencement of manufacture and sale of the Licensed Products, LICENSEE shall submit to LICENSOR, at no cost to LICENSOR and for approval as to quality, samples of all Licensed Products which LICENSEE intends to manufacture and sell and one (1) complete set of all promotional and advertising material associated therewith. Such approval by LICENSOR shall not be unreasonably withheld. Failure of LICENSOR to approve such samples within ten (10) working days after receipt hereof will be deemed approval. If LICENSOR should disapprove any sample, it shall provide specific reasons for such disapproval. Once such samples have been approved by LICENSOR, LICENSEE shall not materially depart therefrom without LICENSOR's prior express written consent, which shall be unreasonably withheld.

16. The LICENSEE agrees to permit LICENSOR or its representative to inspect the facilities where the Licensed Products are being manufactured and packaged.

NOTICE

17. Any notice required to be given pursuant to this Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified or registered mail, return receipt requested or delivered by a recognized national overnight courier service.

18. Either party may change the address to which notice is to be sent by written notice to the other in accordance with the provisions of this paragraph.

PATENTS, TRADEMARKS AND COPYRIGHTS

19. LICENSOR may seek, in its own name and at its own expense, appropriate patent, trademark or copyright protection for the Licensed Property.

20. In the event that LICENSEE requests that LICENSOR obtain patent or trademark protection for a particular item or in a particular country where LICENSOR had not, heretofore, obtained such protection, LICENSOR agrees to take reasonable steps to obtain such protection, provided, however, that LICENSEE shall be obligated to reimburse LICENSOR for the cost of filing, prosecuting and maintaining same.

21. It is understood and agreed that LICENSOR shall retain all right, title and interest in the original Licensed Property as well as in any modifications or improvements made to the Licensed Property by LICENSEE; provided, however, that notwithstanding the foregoing or any other provision set forth in this Agreement, LICENSEE shall have and shall retain all right, title and interest in and to each of the inventory of Licensed Products.

22. The parties agree to execute any documents reasonably requested by the other party to effect any of the above provisions.

23. LICENSEE acknowledges LICENSOR's that the Licensed Property is unique and original to LICENSOR and that LICENSOR is the owner thereof. Subject to LICENSEE’s rights under Section 4 of the Master Agreement to elect to transfer the Licensed Property to a newly formed entity in consideration for the issuance to LICENSEE or Advanced Electric Motors, Inc of 51% of the equity of such newly formed entity and to elect to cause such newly formed entity to purchase the Licensed Property from LICENSOR in consideration for the payment of One Dollar ($1.00), LICENSEE shall not, at any time during or after the effective Term of the Agreement dispute or contest, directly or indirectly, LICENSOR's exclusive right and title to the Licensed Property or the validity thereof.

TERMINATION

24. The following termination rights are in addition to the termination rights provided elsewhere in the Agreement:

25. Immediate Right of Termination. LICENSOR shall have the right to immediately terminate this Agreement by giving written notice to LICENSEE in the event that LICENSEE does any of the following:

A. files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the LICENSEE discontinues its business or a receiver is appointed for the LICENSEE or for the LICENSEE's business and such receiver is not discharged within thirty (30) days; or

B. breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Licensed Property; or

C. fails, after receipt of written notice from LICENSOR, to immediately discontinue the distribution or sale of the Licensed Products or the use of any packaging or promotional material which does not contain the requisite legal legends.

26. Right to Terminate on Notice. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the event of a breach of a material provision of this Agreement by the other party, provided that, during the thirty (30) day period, the breaching party fails to cure such breach. In addition, LICENSEE shall have the right to terminate this Agreement at any time on sixty (60) days written notice to LICENSOR.

POST TERMINATION RIGHTS

27. Not less than thirty (30) days prior to the expiration of this Agreement or immediately upon termination thereof, LICENSEE shall provide LICENSOR with a complete schedule of all inventory of Licensed Products then on-hand (the "Inventory");

28. Upon expiration or termination of this Agreement, except for reason of a breach of LICENSEE'S duty to comply with the quality control or legal notice marking requirements, LICENSEE shall be entitled to continue to sell such Inventory. Such sales shall be made subject to all of the provisions of this Agreement.

29. Upon the expiration or termination of this Agreement, and except as provided in the Master Agreement, all of the rights of LICENSEE under this Agreement shall forthwith terminate and immediately revert to LICENSOR and LICENSEE shall immediately discontinue all use of the Licensed Property, at no cost whatsoever to LICENSOR.

30. Upon termination of this Agreement for any reasons whatsoever and subject to the terms of the Master Agreement, LICENSEE agrees to immediately return to LICENSOR all material relating to the Licensed Property including, but not limited to, all art work, color separations, prototypes and the like, as well as any market studies or other tests or studies conducted by LICENSEE with respect to the Licensed Property, at no cost whatsoever to LICENSOR.

GOOD WILL

31. LICENSEE recognizes the value of the good will associated with the Licensed Property and acknowledges that the Licensed Property and all rights therein including the good will pertaining thereto, belong exclusively to LICENSOR.

INFRINGEMENTS

32. LICENSEE shall have the right, in its discretion, to institute and prosecute lawsuits against third persons for infringement of their rights licensed in this Agreement. If LICENSEE does not institute an infringement suit within ninety (90) days after LICENSOR's written request that it do so, LICENSOR may institute and prosecute such lawsuit. Any lawsuit shall be prosecuted solely at the cost and expense of the party bringing suit and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise, in excess of the amount of reasonable attorneys' fees and other out of pocket expenses of such suit, shall be divided equally between the parties. Upon request of the party bringing the lawsuit, the other party shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The party bringing suit shall reimburse the other party for the expenses incurred as a result of such cooperation.

INDEMNITY

33. LICENSEE agrees to defend and indemnify LICENSOR, its officers, directors, agents and employees, against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against LICENSOR, based on the manufacture or sale of the Licensed Products including, but not limited to, actions founded on product liability; provided, however, that LICENSEE shall not be obligated to defend and indemnify LICENSOR against any costs, expenses or losses described in Section 32 of this Agreement.

34. LICENSOR agrees to defend and indemnify LICENSEE, it officers, directors, agents and employees, against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against LICENSEE challenging the authenticity of the originally submitted Licensed Property or LICENSOR’S exclusive ownership of the Licensed Property. This indemnity does not cover any modifications or changes made to the Licensed Property by LICENSEE.

JURISDICTION

35. This Agreement shall be governed in accordance with the laws of the State of New York..

DISPUTES

36. All disputes under this Agreement shall be resolved by the courts of the State of New York and the parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive and jurisdictional or venue defenses otherwise available to it.

FORCE MAJEURE

37. It is understood and agreed that in the event that an act of government, or war conditions, or fire, flood or labor trouble in the factory of LICENSEE or in the factory of those manufacturing parts necessary for the manufacture of the Licensed Products, prevents the performance by LICENSEE of the provisions of this Agreement, then such non performance by LICENSEE shall not be considered as grounds for breach of this Agreement and such nonperformance shall be excused while the conditions herein prevail and for two (2) months thereafter.

AGREEMENT BINDING ON SUCCESSORS

38. The provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.

NO JOINT VENTURE

39. Nothing contained herein shall be construed as a joint venture or shall make one party the agent of the other party.

ASSIGNABILITY

40. The license granted hereunder is personal to LICENSEE and shall not be assigned by any act of LICENSEE or by operation of law unless in connection with a transfer of substantially all of the assets of LICENSEE or with the consent of LICENSOR.

WAIVER

41. No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

SEVERABILITY

42. If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

INTEGRATION

43. This Agreement and the Agreement dated as of April 9, 2007 by and among Shelton Technology LLC, Harbin Electric, Inc, Shaotang Chen and Xiaogang Luo (the “Master Agreement”) constitute the entire understanding of the parties with respect to the subject matter hereof, and supersede all prior agreements among the parties. In the event of any conflict between the terms of this Agreement and the terms of the Master Agreement, the terms of the Master Agreement shall control. This Agreement may not be modified or amended except in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

SHELTON TECHNOLOGY, LLC

By: /s/ Julie Xie
Name: Julie Xie Title: Managing Director Date: April 9, 2007

/s/ Shaotang Chen
Name: Shaotang Chen

/s/ Xiaogang Luo
Name: Xiaogang Luo

ADVANCED AUTOMATION GROUP, LLC

By: /s/ Tianfu Yang
Name: Tianfu Yang Title: Chairman and Chief Executive Officer Date: April 9, 2007

SCHEDULE A

The following shall constitute the Licensed Property:

All patents, copyrights, trademarks, processes, formulations, trade secrets, methods of analysis, research and development, testing, designs, techniques, data, plans, specifications, drawings, know-how, operations experience and procedures, special knowledge of Licensor and its employees, sales literature, customer manuals, shop manuals, warranties, and other information related to precision servo motor controllers for industrial automation, whether patented or unpatented, copyrighted or uncopyrighted, trademarked or untrademarked, that is currently owned, used, or controlled by Licensor or any affiliate of Licensor or, during the Term hereof, shall be developed, owned, used, or controlled by Licensor or any affiliate of Licensor.